UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 27, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                          Other Events.

On December 27, 2010, the Board of Directors of CLST Holdings, Inc. (the “Company”) approved the voluntary termination of registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and voluntary suspension of its duty to file periodic and other reports under Section 15(d) of the Exchange Act with the Securities and Exchange Commission (the “SEC”).  The Company will file a Certification and Notice of Termination of Registration and Suspension on Form 15 (“Form 15”) promptly after filing of this Current Report on Form 8-K.  The Company is filing the Form 15 voluntarily as part of the Company’s plan of dissolution and not based on its receipt of any notice indicating that the Company failed to satisfy any rule or applicable listing standard under the Exchange Act.  The Company is eligible to terminate its registration under Section 12(g) of the Exchange Act and its reporting obligations under Section 15(d) of the Exchange Act were automatically suspended because it has fewer than 300 stockholders of record.  The Company’s obligations to file periodic and current reports under Section 15(d) of the Exchange Act with the SEC, including Forms 10-K, 10-Q and 8-K, have been automatically suspended and, upon filing of the Form 15, the Company’s obligations to file these periodic and current reports under Section 12(g) of the Exchange Act with the SEC will be immediately suspended and the termination of registration under Section 12(g) of the Exchange Act is expected to take effect 90 days after the filing of the Form 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: December 28, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer